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                                                                    EXHIBIT 11.1

                          CHEMICAL BANKING CORPORATION
                                AND SUBSIDIARIES

                   COMPUTATION OF NET INCOME PER COMMON SHARE

In the 1995 second quarter, the Corporation changed its reporting of earnings per share ("EPS") from reporting simple EPS (which is based solely on the average number of common shares outstanding) to reporting primary and fully-diluted EPS (which are based on the average number of common and common equivalent shares outstanding). Previously, the Corporation reported simple EPS, since the difference between simple EPS and primary EPS or simple EPS and fully-diluted EPS were not material (less than 3%). Primary and fully-diluted EPS are now being reported for all periods presented.

  For a further discussion on the computation of primary and fully-diluted EPS, see Note One on page 51.

Year Ended December 31, (in millions, except per share amounts)                      1995              1994              1993
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
EARNINGS PER SHARE
PRIMARY
Earnings:
  Income Before Effect of Accounting Changes                                        $1,816            $1,294            $1,569
  Net Effect of Changes in Accounting Principles                                       (11)               --                35
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  Net Income                                                                        $1,805            $1,294            $1,604
  Less: Preferred Stock Dividend Requirements                                          105               138               155
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  Net Income Applicable to Common Stock                                             $1,700            $1,156            $1,449
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Shares:
  Average Common and Common Equivalent Shares Outstanding                            252.6             251.3             253.9
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Primary Earnings Per Share:
  Income Before Effect of Accounting Changes                                        $ 6.77            $ 4.60            $ 5.57
  Net Effect of Changes in Accounting Principles                                     (0.04)               --              0.14
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  Net Income                                                                        $ 6.73            $ 4.60            $ 5.71
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ASSUMING FULL DILUTION
Earnings:
  Net Income Applicable to Common Stock                                             $1,700            $1,156            $1,449
  Add: Applicable Dividend on Convertible Preferred Stock                                7                20                20
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  Adjusted Net Income                                                               $1,707            $1,176            $1,469
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Shares:
  Average Common and Common Equivalent Shares Outstanding                            252.6             251.3             253.9
  Additional Shares Issuable Upon Exercise of Stock Options for
    Dilutive Effect and Conversion of Preferred Stock(a)                              11.2               7.6               7.7
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  Adjusted Shares of Common and Common Equivalent Shares Outstanding                 263.8             258.9             261.6
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Earnings Per Share Assuming Full Dilution:
  Income Before Effect of Accounting Changes                                        $ 6.51            $ 4.54            $ 5.48
  Net Effect of Changes in Accounting Principles                                     (0.04)               --              0.14
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  Net Income                                                                        $ 6.47            $ 4.54            $ 5.62
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

(a) During the second quarter of 1995, the Corporation called all of the outstanding shares of its 10% convertible preferred stock for redemption. Substantially all of the 10% convertible preferred stock was converted, at the option of the holders thereof, to common stock. The common stock was issued from treasury.

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